UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 11, 2013

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania		19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item           5.07           Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania (the “Company”) was held on February 11, 2013.

(b)           There were 10,023,495 shares of common stock of the Company eligible to be voted at the Annual Meeting and 9,639,518 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.           Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES
Jerome R. Balka, Esq.	8,841,095	302,345	496,078
A.J. Fanelli	8,837,696	305,744	496,078

2.           Non-binding resolution to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

8,823,621	306,080	13,739	496,078

3.           Advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers:
FOR THREE YEARS	FOR TWO YEARS	FOR EVERY YEAR	ABSTAIN	BROKER NON-VOTES

8,244,985	43,943	617,470	237,042	496,078

4.   To ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending September 30, 2012.

FOR	AGAINST	ABSTAIN
9,620,738	4,036	14,744

Each of the nominees was elected as a director, the proposal to adopt a non-binding resolution to approve the compensation of the Company’s named executive officers was adopted, every three years received a plurality of votes cast on the advisory vote on the frequency of the non-binding resolution to approve the compensation of the Company’s named executive officers, and the proposals to ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending September 30, 2013 was adopted by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

	By:	/s/Joseph R. Corrato
	Name:	Joseph R. Corrato
	Title:	Executive Vice President and Chief Financial Officer

Date: February 12, 2013